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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 7, 2002
                Date of Report (Date of Earliest Event Reported)



                              AMERICASDOCTOR, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                      0-32601                33-0597050
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)



                        1325 Tri-State Parkway, Suite 300
                             Gurnee, Illinois 60031
          (Address of principal executive offices, including zip code)

                                 (847) 855-7500
              (Registrant's telephone number, including area code)







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Item 4. Changes in Registrant's Certifying Accountants

     On August 7, 2002, the Board of Directors of AmericasDoctor, Inc. (the "Company"), based on the recommendation of its Audit Committee, approved the appointment of Grant Thornton as the Company's independent public accountants for the fiscal year ending December 31, 2002, to replace Arthur Andersen LLP ("Andersen") as the Company's independent auditors, effective as of August 7, 2002.

     During the Company's two most recent fiscal years, which ended December 31, 2000 and 2001, respectively, and the subsequent interim period through August 7, 2002:

     (1) there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports;

     (2) no reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred; and

     (3) the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     Andersen's audit reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years, which ended December 31, 2000 and 2001, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

     16.1 Letter from Arthur Andersen LLP regarding change in certifying accountant (omitted pursuant to Item 304T of Regulation S-K)

                                       2

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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       AMERICASDOCTOR, INC.


                                       By: /s/ David R. Adamoli
                                           -------------------------------------
Date:  August 8, 2002                      David R. Adamoli
                                           Chief Financial Officer and Secretary